Exhibit 6

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the undersigned hereby (i) agree to the joint filing with all other Reporting Persons (as such term is defined in the statement on Schedule 13D described below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $.001 per share, of Cesca Therapeutics Inc. and (ii) agree that this Agreement be included as an Exhibit to such joint filing.   This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

 Dated: April 27, 2018

Boyalife Investment Inc.

By:	/s/ Xiaochun Xu
(Signature)

Name:	Dr. Xiaochun Xu
Title:	President

Boyalife Group Inc.

By:	/s/ Xiaochun Xu
(Signature)

Name:	Dr. Xiaochun Xu
Title:	President

Boyalife Asset Holding II, Inc.

By:	/s/ Xiaochun Xu
(Signature)

Name:	Dr. Xiaochun Xu
Title:	President

Boyalife (Hong Kong) Limited

By:	/s/ Yishu Li
(Signature)

Name:	Yishu Li
Title:	President

/s/ Xiaochun Xu
Dr. Xiaochun Xu, individually

/s/ Yishu Li
Yishu Li, individually